Exhibit 21
COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
SUBSIDIARIES OF THE REGISTRANT
DECEMBER 31, 2012
At December 31, 2012, the Registrant had the following subsidiaries:

Subsidiary	State of Incorporation

191 Peachtree Project LLC	Georgia
250 Williams Street LLC	Georgia
250 Williams Street Manager, Inc.	Georgia
3280 Peachtree I, LLC	Georgia
3280 Peachtree III LLC	Georgia
615 Peachtree LLC	Georgia
Avenue Ridgewalk LLC	Georgia
Avenue Webb Gin, LLC	Georgia
Blalock Lakes, LLC	Georgia
CCD 10 Terminus Place LLC	Georgia
CCD Juniper LLC	Georgia
Cedar Grove Lakes, LLC	Georgia
Cousins Aircraft Associates, LLC	Georgia
Cousins BD GP Inc.	Georgia
Cousins BD Investments L.P.	Georgia
Cousins Condominium Development, LLC	Georgia
Cousins CPV Holdings LLC	Georgia
Cousins CPV Holdings II LLC	Georgia
Cousins Development, Inc.	Georgia
Cousins, Inc.	Alabama
Cousins Jefferson Mill, LLC	Georgia
Cousins Johnson City LLC	Georgia
Cousins King Mill, LLC	Georgia
Cousins La Frontera LLC	Texas
Cousins MarketCenters, Inc.	Georgia
Cousins Murfreesboro LLC	Georgia
Cousins Properties Palisades LLC	Texas
Cousins Properties Services LLC	Texas
Cousins Properties Waterview LLC	Texas
Cousins Real Estate Corporation	Georgia
Cousins Real Estate Development, Inc.	Georgia
Cousins Research Park V LLC	Georgia
Cousins San Jose MarketCenter, LLC	Georgia
CP - Forsyth Investments LLC	Georgia
CP - Tiffany Springs Investments LLC	Georgia
CP 2100 Ross LLC	Georgia
CP Lakeside 20 GP, LLC	Georgia
CP Lakeside Land GP, LLC	Georgia
CP Sandy Springs LLC	Georgia
CP Texas Industrial LLC	Georgia
CPI 191 LLC	Georgia

Subsidiary	State of Incorporation

CPI Development Inc.	Georgia
CREC La Frontera LLC	Texas
CREC Property Holdings, LLC	Delaware
CUZWAT Investments, LLC	Georgia
FIC Development LLC	Georgia
Handy Road Associates, LLC	Georgia
IPC Investments LLC	Georgia
IPC Investments II LLC	Georgia
Meridian Mark Plaza, LLC	Georgia
New Land Realty, LLC d/b/a Blalock Lakes Realty	Georgia
One Ninety One Peachtree Associates LLC	Georgia
Pine Mountain Ventures, LLC	Georgia
Ridgewalk Funding LLC	Georgia
SONO Renaissance, LLC	Georgia
Terminus 200, LLC	Georgia
At December 31, 2012, the financial statements of the following entities were consolidated with those of the Registrant in the consolidated financial statements incorporated herein:

Subsidiary	State of Incorporation

1230 Peachtree Associates LLC (88.5% owned by Registrant)	Georgia
50 Biscayne Venture, LLC*	Delaware
905 Juniper Venture, LLC (72% owned by Registrant)	Georgia
Avenue Forsyth LLC (88.5% owned by Registrant)	Georgia
C/W Jefferson Mill I, LLC (75% owned by Registrant)	Georgia
C/W King Mill I, LLC (75% owned by Registrant)	Georgia
Carriage Avenue, LLC*	Delaware
Cousins Tiffany Springs MarketCenter LLC (88.5% owned by Registrant)	Georgia
Cousins/Callaway, LLC*	Georgia
Callaway Gardens Realty, LLC (50% owned by Cousins/Callaway, LLC)	Georgia
Cousins/Daniel, LLC*	Georgia
Cousins/Gude CCHR LLC (60% owned by Registrant)	Georgia
Cousins/Gude CFHOF LLC (70% owned by Registrant)	Georgia
Cousins/Myers II, LLC*	Delaware
CP Venture Six LLC (88.5% owned by Registrant)	Delaware
CP Venture Three LLC (88.5% owned by Registrant)	Delaware
CS Lakeside 20 Limited, LLLP (70% owned by Registrant)	Texas
CS Lakeside Land Limited, LLLP (70% owned by Registrant)	Texas
CS Lancaster LLC (70% owned by Registrant)	Georgia
Glenmore Garden Villas, LLC (50% owned by Registrant)	Delaware
Jefferson Mill Project I, LLC (75% owned by Registrant)	Georgia
King Mill Project I LLC (75% owned by Registrant)	Georgia
Mahan Village LLC (88% owned by Registrant)	Delaware
* Minority member may receive a portion of cash flow and capital proceeds.